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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2008, which appears on page F-2, related to the consolidated financial statements of ProUroCare Medical Inc. for the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                      /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
September 19, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM